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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 7, 2001 relating to the financial statements, which appears in Madison Gas and Electric's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
October 5, 2001

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS